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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT
                             _____________________

                     Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 17, 2004

                             Wynn Resorts, Limited
             (Exact Name of Registrant as Specified in its Charter)

            Nevada                        000-50028             46-0484987
(State or Other Jurisdiction of    (Commission File Number)  (I.R.S. Employer
        Incorporation)                                      Identification No.)

       3131 Las Vegas Boulevard South
             Las Vegas, Nevada                             89109
  (Address of Principal Executive Offices)              (Zip Code)

                                 (702) 770-7555
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01   Other Events.

On September 17, 2004, John Strzemp, Executive Vice President and Chief Financial Officer of the Company, entered into a Rule 10b5-1 trading plan to sell up to 70,000 shares of the Company's common stock concurrent with the vesting of 189,723 shares of the Company's common stock which Mr. Strzemp received pursuant to Restricted Stock Agreement dated as December 11, 2002 by and between the Company and Mr. Strzemp. Mr. Strzemp has advised the Company that the proceeds from the sale of the shares will be used primarily to pay tax withholding obligations resulting from the vesting of the 189,723 shares of common stock and brokerage commissions associated with the sale.

This trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company's insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company stock over a set period of time.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October  20, 2004

                                        Wynn Resorts, Limited


                                        By: /s/ John Strzemp
                                            -----------------------------
                                            John Strzemp
                                            Executive Vice President and
                                            Chief Financial Officer